Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Arch Capital Group Ltd. of our report dated February 25, 2022 relating to the financial statements, financial statement schedules and the effectiveness of internal control over financial reporting, which appears in Arch Capital Group Ltd.'s Annual Report on Form 10‑K for the year ended December 31, 2021.

/s/PricewaterhouseCoopers LLP
New York, NY
May 27, 2022